EXHIBIT 99.2.3

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 27, 2004, among Armkel, LLC, a Delaware limited liability company (the “Company”), Armkel Finance, Inc., a Delaware corporation (“Sub Co-Issuer”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) named on the signature page hereof (the “Subsidiary Guarantors”) and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and Sub Co-Issuer have heretofore executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of August 28, 2001 providing for the issuance of their 9 1/2% Senior Subordinated Notes due 2009 (the “Securities”), of which $225,000,000 aggregate principal amount is issued and outstanding, and the Subsidiary Guarantors have guaranteed the obligations of the Company and Sub Co-Issuer under the Securities pursuant to a Supplemental Indenture dated as of September 28, 2001 (the “First Supplemental Indenture” and together with the Original Indenture, the “Indenture”);

WHEREAS, Section 9.01(a) of the Original Indenture provides that the Company, Sub Co-Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without the consent of any holders of the Notes to cure any ambiguity, omission, defect or inconsistency;

WHEREAS, it has been determined that an omission and defect exist, and the Boards of Directors or equivalent governing bodies of the Company, Sub Co-Issuer and each of the Subsidiary Guarantors have authorized this Supplemental Indenture to cure such omission and defect; and

WHEREAS, pursuant to Section 9.06 of the Original Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing, the Company, the Sub Co-Issuer, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENT.

A. The Company, Sub Co-Issuer, the Subsidiary Guarantors and the Trustee hereby acknowledge that this Supplemental Indenture is being executed pursuant to the authority set forth in Section 9.01(a) of the Indenture in order to cure an omission and defect that the Company has advised is contained in the Indenture, namely that a word that was included in the offering memorandum and prospectus pursuant to which the Securities and their predecessor Securities were offered and sold was inadvertently omitted in the Indenture.

B. In order to cure the omission and defect, the Company, Sub Co-Issuer, the Subsidiary Guarantors and the Trustee hereby agree that the Indenture shall be amended by modifying the definition of Senior Indebtedness contained in Section 1.01 of the Indenture by adding the word “not” between the words “are” and “superior” so that such definition shall read in its entirety as follows:

“Senior Indebtedness” of the Company, Sub Co-Issuer or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, Sub Co-Issuer or any Subsidiary Guarantor regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees, indemnity expenses, reimbursement obligations and other amounts owning in respect of, Bank Indebtedness and all other Indebtedness of the Company, Sub Co-Issuer or any Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities or such Subsidiary Guarantor’s Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Subsidiary Guarantor shall not include (a) any obligation of the Company or Sub Co-Issuer to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company, Sub Co-Issuer or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company, Sub Co-Issuer or such Subsidiary Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company, Sub Co-Issuer or such Subsidiary Guarantor, as applicable, (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, Sub Co-Issuer or such Subsidiary Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company or such Subsidiary Guarantor, as applicable, (e) any obligations represented by any Capital Stock or (f) that portion of any Indebtedness Incurred in violation of Section 4.03 of this Indenture but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (f) if the holder(s) of such Indebtedness or their representative shall have received an Officers’ Certificate to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture.

3. RATIFICATION 0F INDENTURE; SUPPLEMENTAL INDENTURE PART 0F INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. TRUSTEE MAKES NO REPRESENTATIONS. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or for the correctness of the recitals of fact contained herein, all of which recitals are made by the Company, Sub Co-Issuer and the Subsidiary Guarantors.

6. COUNTERPARTS. The parties may sign any number of counterparts of this Supplemental Indenture. Each signed counterpart shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER AND SUB CO-ISSUER

ARMKEL, LLC

By	/s/ Zvi Eiref
Name:	Zvi Eiref
Title:	Vice President

ARMKEL FINANCE, INC.

By	/s/ Zvi Eiref
Name:	Zvi Eiref
Title:	Vice President

SUBSIDIARY GUARANTORS

ARMKEL CONDOMS, LLC
ARMKEL CRANBURY, LLC
ARMKEL DENTURES, LLC
ARMKEL DEPILATORIES, LLC
ARMKEL DIAGNOSTICS, LLC
ARMKEL DROPS, LLC
ARMKEL PRODUCTS, LLC

By	/s/ Zvi Eiref
Name:	Zvi Eiref
Title:	Vice President

TRUSTEE

THE BANK OF NEW YORK, as Trustee

By	/s/ Patricia Gallagher
Name:	Patricia Gallagher
Title:	Vice President